UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 20, 2006
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 20, 2006, F5 Networks, Inc. issued a press release regarding its financial results for the second quarter ended March 31, 2006. The press release is attached hereto as Exhibit 99.1. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
The attached press release presents certain financial measures that exclude stock-based compensation expense which would otherwise be required by GAAP. We believe providing these measures exclusive of the impact of stock-based compensation expense, both on a historical basis and with respect to the our guidance, allows investors to compare results and expected results with results for prior periods that did not include stock-based compensation expense. Our management uses these various non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance.
Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies. We have provided reconciliation between our GAAP measures and our non-GAAP measures in the press release.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
99.1 Press Release of F5 Networks, Inc. announcing quarterly earnings dated April 20, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)

Date: April 20, 2006	By:	/s/ John McAdam

John McAdam
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of F5 Networks, Inc. announcing quarterly earnings dated April 20, 2006.